UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 28, 2017

McEWEN MINING INC.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-33190 (Commission File Number)	84-0796160 (I.R.S. Employer Identification No.)

150 King Street West, Suite 2800

Toronto, Ontario, Canada M5H 1J9

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (866) 441-0690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note: This Amendment No. 1 on Form 8-K/A (“Form 8-K/A”) amends the Form 8-K dated August 29, 2017 (“Original Form 8-K”) filed by McEwen Mining Inc. (the “Company”) and is being filed to add Item 1.01, a description of the material definitive agreement that was entered into by the Company effective August 28, 2017, and Exhibit 2.1.  No changes have been made to Exhibit 99.1 that was furnished with the Original Form 8-K.

Item 1.01              Entry into a Material Definitive Agreement

Effective August 28, 2017, the Company entered into an agreement (“Agreement”) to acquire certain assets from Primero Mining Corp., a corporation existing under the laws of the Province of British Columbia, Canada (“Seller”).  The Agreement is dated August 25, 2017 but was not released from escrow by the parties until August 28, 2017.

The assets proposed to be acquired by the Company  (collectively, the “Assets”) primarily include the Black Fox Complex, an operating precious metal mine, associated claims and equipment located in the Township of Black River-Matheson, Ontario, Canada, and the Grey Fox Property, an exploration property located near the Black Fox Complex.  Both the Black Fox Complex and the Grey Fox Property are located in the historic Timmins mining district in Ontario where the Company currently owns a number of exploration properties.  The purchase price payable by the Company for the Assets is $35 million, payable in cash, subject to closing adjustments.  The acquisition is scheduled to close October 2, 2017, subject to customary closing conditions.

In connection with acquisition of the Assets, the Company agreed to assume from Seller certain liabilities, including reclamation obligations and certain assumed contracts related to the Assets.  As part payment of the purchase price, the Seller will retain cash collateral currently posted to ensure completion of the reclamation obligations associated with the Assets, and the Company will be required to provide the financial assurance necessary to replace any cash collateral and bonds currently posted by Seller not later than the date of closing. The parties have also agreed to indemnify each other against certain liabilities in connection with the Agreement, including liabilities for breach of the representations, warranties and covenants contained therein.

The Agreement contains representations, warranties, and covenants customary for an agreement of its nature.  These representations, warranties and covenants were made only for purposes of the Agreement, including the allocation of risk between the parties, and as of specific dates, were solely for the benefit of the parties to the Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 2.1 to this Form 8-K/A.

Item 7.01              Regulation FD Disclosure.

On August 29, 2017, the Company issued a press release announcing that it had executed a definitive agreement to purchase the Black Fox Complex and associated assets and liabilities located in the Timmins region of Canada from Primero Mining Corp. A copy of the press release is attached to this report as Exhibit 99.1.

The information furnished under this Item 7.01, including the exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                                         Exhibits. The following exhibits are filed or furnished with this report:

2.1                               Asset Purchase Agreement Between McEwen Mining Inc. and Primero Mining Corp. dated August 25, 2017

99.1                        Press release dated August 29, 2017

Cautionary Statement

With the exception of historical matters, the matters discussed in this report and the press release include forward-looking statements within the meaning of applicable securities laws that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained therein. Such forward-looking statements include, among others, statements regarding closing of the transaction and future exploration, development, and production activities. Factors that could cause actual results to differ materially from projections or estimates include, among others, decisions of third parties over which the Company has no control, metal prices, economic and market conditions, operating costs, receipt of permits, receipt of working capital and future drilling results, as well as other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and other filings with the United States Securities and Exchange Commission (“SEC”). Most of these factors are beyond the Company’s ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made in the press release, whether as a result of new information, future events, or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McEWEN MINING INC.

Date: September 1, 2017	By:	/s/ Carmen Diges
Carmen Diges, General Counsel

Exhibit Index

The following is a list of the Exhibits filed or furnished herewith:

Exhibit
Number	Description of Exhibit

2.1	Asset Purchase Agreement Between McEwen Mining Inc. and Primero Mining Corp. dated August 25, 2017

99.1	Press release, dated August 29, 2017